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                                                                    EXHIBIT 99.2


                                    July 26, 2000

                                    Shawn M. Kahle
                                    Vice President, Corporate Affairs
                                    Media Relations
                                    248-643-1021

                                    Michael J. Viola
                                    Vice President, Treasurer
                                    Investor Relations
                                    248-643-1040

                   KMART CORPORATION ANNOUNCES ORGANIZATIONAL
                         RESTRUCTURING, EXECUTIVE MOVES

TROY, MICH., JULY 26, 2000 - Kmart Chairman and CEO Chuck Conaway today announced a new organizational structure and several senior-level executive changes that will align the company to support three strategic imperatives - world-class execution throughout all aspects of the business, creation of a customer-centric culture and pursuit of intensified marketing opportunities to create a sustainable customer bond.

Mr. Conaway announced the promotion of ANDY GIANCAMILLI, to the newly created position of President and Chief Operating Officer, effective immediately. Mr. Giancamilli will report directly to Mr. Conaway and will be responsible for all aspects of merchandising, store operations, marketing and logistics. "As Kmart's Chief Operating Officer (COO), Andy Giancamilli will ensure that merchandising, marketing and supplying our product lines are directly linked with store-level execution, which is critical as we strive to dramatically improve our retail execution and customer experience," said Mr. Conaway.

In addition Mr. Conaway announced an executive-level search to fill a newly created post of Chief Marketing Officer, which will strategically align advertising, all marketing, enhanced understanding of the customer and all aspects of in-store presentation and display. "We are looking for a world-class marketing leader who can leverage the significant assets of Kmart and challenge our senior team to develop a compelling marketing position that creates a sustainable bond with our customers," said Mr. Conaway. This position will report directly to Mr. Giancamilli.

                                     -more-
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KMART REORGANIZATION, EXECUTIVE MOVES        2-2-2-2


In his first move as COO, Mr. Giancamilli announced the promotion of CECIL KEARSE, to the post of Executive Vice President, Merchandising. Mr. Kearse also will report directly to Mr. Giancamilli and will be responsible for all merchandising product categories. In commenting on this promotion, Mr. Giancamilli said, "Cecil Kearse is a well-seasoned merchant with experience in apparel, home fashions, and has been instrumental in the development and coordination of Kmart's highly successful Martha Stewart Everyday product line."

The retirement of DONALD W. KEEBLE, President Store Operations, U.S. Kmart Stores also was announced. Mr. Keeble, a 29-year Kmart veteran, previously had responsibility for all aspects of store operations as well as real estate, facilities management, design and construction and corporate purchasing. "We are grateful for the many contributions Don Keeble made to Kmart throughout his career, especially the successful implementation of our Big Kmart strategy over the past several years," said Mr. Conaway.

An executive-level search will begin immediately to fill a senior-level operations position that also will report directly to Mr. Giancamilli.

DAVID ROTS, recently hired by Mr. Conaway as Executive Vice President, Human Resources and Administration, and MIKE BOZIC, Vice Chairman, will continue to report directly to Mr. Conaway.

Kmart Corporation serves America with 2,165 Kmart, Big Kmart and Super Kmart retail outlets. In addition to serving all 50 states, Kmart operations extend to Puerto Rico, Guam and the U.S. Virgin Islands. More information about Kmart is available on the World Wide Web at www.bluelight.com in the "About Kmart" section.




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